LOAN  AGREEMENT
1          PARTIES
1.1        The  parties  to  this  agreement are
1.1.1      PSG Investment Bank Limited; and
1.1.2      Caledon Casino  Bid  Company  (Proprietary)  Limited
1.2        The  parties  agree  as  set  out  below.

2          INTERPRETATION
2.1 In this agreement, unless inconsistent with or otherwise indicated by the context ~
2.1.1 "THE ACT" means the Western Cape Gambling and Racing Law, No. 4 of 1996, as amended from time to time;
2.1.2 "THE/THIS AGREEMENT" means the agreement as set out herein, together with all appendices hereto;
2.1.3      "THE  BOARD"  means  the  Western  Cape  Gambling  and  Racing
           Board,  as established  in  terms  of  section  2  of  the  Act;
2.1.4 "THE BOARD GUARANTEE" means the guarantee, a copy whereof is annexed hereto as SCHEDULE 1, which PSGIB has furnished to the Board in respect of Bidco's obligation, VIS- -VIS the Board and arising out of the grant of the casino licence by the Board to Bidco, to undertake all construction work required to implement the project;
2.1.5 "BIDCO" means Caledon Casino Bid Company (Proprietary) Limited, a private company duly incorporated in accordance with the company laws of the Republic of South Africa, with registration number 96/010708/07;

2.1.6 "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday in the Republic of South Africa or a day on which commercial banks in the Republic of South Africa generally are not open for business;
2.1.7 "THE CASINO" means the casino, details of which appear in the licence application, which Bidco will, if it obtains the casino licence, construct and operate on the property and includes both the permanent casino and the temporary casino both as identified in the licence application;
2.1.8 "THE CASINO LICENCE" means the casino operation licence, as envisaged in section 27 of the Act, for which Bidco has applied in terms of the licence application;
2.1.9 "THE CASINO MANAGEMENT AGREEMENT" means the casino management agreement concluded between Bidco and Century on 3 December 1999, in terms whereof Century will manage the casino for and on behalf of Bidco;
2.1.10 "CENTURY" means Century Casinos Africa (Proprietary) Limited, a private company duly incorporated in accordance with the company laws of the Republic of South Africa, with registration number 96/10501/07;
2.1.11 "COIL" means Caledon Overberg Investments (Proprietary) Limited, a private company duly incorporated in accordance with the company laws of the Republic of South Africa, with registration number 96/06728/07
2.1.12     "COMMENCEMENT OF OPERATIONS" means the first day on which the casino is open for business to the general public whether it is the temporary casino or the permanent casino (both as identified in the licence application) that is open for business;
2.1.13 "THE CONSTRUCTION PERIOD" means the period which commences on the effective date and which terminates 18 (eighteen) months after the effective date, or on the date on which all construction work included in the project becomes practically complete, whichever is the earlier;
2.1.14 "THE CONSTRUCTION CONTRACT" means the contract, envisaged in 3.3 read with 4.1.2 and 10.5 below, which Bidco will conclude with the contractor;
2.1.15     "THE  CONTRACTOR"  means  Concor  Holdings  (Proprietary)  Limited;
2.1.16 "THE CONTRACTOR'S GUARANTEE" means the guarantee envisaged in 10.5.2 below, which the contractor will furnish to Bidco in terms of the construction contract;
2.1.17 "DEBT EQUITY RATIO" means the ratio between the debts of Bidco and the equity of Bidco where ~
2.1.17.1 "DEBT" means all interest-bearing debt of any nature whatsoever of Bidco, including any cumulative redeemable preference shares issued by it together with any share premium attributable to any such cumulative redeemable preference shares, but excluding any debt included in the definition of "EQUITY" in 2.1.17.2 below, as reflected in Bidco's management accounts as at the date on which the ratio is measured or as reflected in any audited financial statements of Bidco that may have been prepared as at that date and on the basis that if there is any conflict between any such management accounts and such audited financial statements, the audited financial statements shall prevail;
2.1.17.2 "EQUITY" means the aggregate of the nominal values of all ordinary shares in Bidco in issue on the date on which the debt equity ratio is measured, the share premium of Bidco attributable to any such ordinary shares, the shareholders' loans (for so long as they remain subordinated in the manner set out in the subordination agreement), any non-cumulative, non-redeemable preference shares issued by Bidco, together with any share premium attributable to any such shares, the capital amount drawn-down by Bidco against the working capital facility and not yet repaid and Bidco's distributable reserves, all as reflected in  Bidco's management accounts prepared as at the date on which the debt equity ratio is measured or in Bidco's audited financial statements prepared as at any such a date, and on the basis that if there is any conflict between any such management accounts and such audited financial statements, the audited financial statements shall prevail;
2.1.18 "DEBT SERVICE COVER RATIO" means, in respect of any of Bidco's financial years, the ratio for that year between ~
2.1.18.1 Bidco's net profit before interest and tax as reflected in its audited financial statements for the financial year in question and determined in accordance with generally accepted accounting principles; and
2.1.18.2 if the ratio is determined in respect of the principal loan, all amounts which became payable by Bidco to PSGIB during the year in question in terms of the principal loan, or, if the ratio is determined in respect of the working capital facility, all amounts which became payable during the year in question by Bidco to PSGIB in respect of the working capital facility;
2.1.19     "THE  EFFECTIVE  DATE"  means  the 5th (fifth) business day after the suspensive conditions  have  all  been  fulfilled  or  waived, as  the  case  may  be;
2.1.20 "THE FINAL DATE" means the date on which Bidco has paid to PSGIB all and any amounts which will become payable by it to PSGIB arising out of or in connection with this agreement;
2.1.21 "FORTES" means Fortes King Hospitality (Proprietary) Limited, a private company duly incorporated in accordance with the company laws of the Republic of South Africa, with registration number 80/00096/07;
2.1.22 "THE HOTEL" means the hotel known as the Overberger Hotel which currently consists of 98 (ninety eight) bedrooms and which will, in the manner set out in the licence application, be altered and upgraded into a hotel which will consist of 86 (eighty six)
           rooms  and  6  (six)  suites;
2.1.23 "THE HOTEL MANAGEMENT AGREEMENT" means the hotel management agreement entered into between Bidco and Fortes on 3 December 1999, in terms whereof Fortes will manage the hotel for and on  behalf  of  Bidco;
2.1.24     "INTEREST  BASE  RATE" means 14.45% (fourteen point forty five
           PER CENTUM), nominal  annual  compounded  semi-annually  ;
2.1.25 "INTEREST COVER RATIO" means, in respect of any of Bidco's financial years, the ratio for that year between ~
2.1.25.1 Bidco's net profit before interest and tax as reflected in its audited financial statements for the financial year in question and determined in accordance with generally accepted accounting principles; and
2.1.25.2 the difference between all interest incurred by Bidco during that financial year in respect of all and any of its interest-bearing debt of any nature whatsoever, including  any  dividends  which
           Bidco has contracted to pay during that year in respect of any cumulative, redeemable preference shares issued by it, and the interest actually received by Bidco during that financial year, all as reflected in  Bidco's  audited  financial  statements  for the  year  in  question;
2.1.26 "THE LICENCE APPLICATION' means the application for a gambling licence, made by Bidco to the Board in terms of the provisions of section 32 of the Act;
2.1.27     "LOAN  LIFE  COVER RATIO" means, at any particular point in time, the ratio between  ~
2.1.27.1 the anticipated revenue that Bidco will derive out of the project for the period from the date on which the determination is made until the final date, as reflected in the most recently updated project forecast; and
2.1.27.2 all amounts (including, without limitation, any capital repayments and any interest) as reflected in the most recently updated project forecast, which, if the ratio is determined in respect of the principal loan, will become due and payable by Bidco to PSGIB in  respect of the principal loan during the same period  or,  if the ratio is determined in respect of the working capital facility, will become due and payable by Bidco to PSGIB during the same period in respect of the working capital facility;
2.1.28     "THE  MINIMUM  RATIOS" means the various  minimum ratios referred to in 10.1.1,  10.1.2,  10.1.3  and  10.1.4  below;
2.1.29 "THE MODEL" means the computer model contained in a computer file which is in the possession of PSGIB, which has been designed in order to update the project forecast from time to time in order to take account of Bidco's actual trading results, a hard copy of which has been signed by the parties for the purposes of identification and which said hard copy has been lodged with Attorneys Werksmans of Johannesburg, being the attorneys who, as at the signature date, Represent Bidco;
2.1.30     "THE  PARTIES"  means  PSGIB  and  Bidco;
2.1.31 "THE PRIME RATE" means the publicly quoted basic rate of interest (nominal annual) compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year, from time to time published by First National Bank of Southern Africa Limited as being its prime overdraft rate, as certified by any manager of that bank, whose authority and/or appointment and/or qualification it will  not  be  necessary  to  prove;
2.1.32 THE PRINCIPAL LOAN" means the loan made by PSGIB to Bidco in terms of the provisions of 6 below;
2.1.33     "THE  PROJECT"  means  ~
2.1.33.1 the construction and furbishment of the casino, spa and health centre and tourist village emporium on the property;
2.1.33.2 the conversion and upgrading of the hotel and the furbishment of the hotel;
2.1.33.3 all and any other construction work, identified in the licence application, which Bidco will become obliged, VIS- -VIS the Board, to undertake if it obtains the casino licence including, without limitation, the construction of all roads and other infrastructure as identified in the licence application;
2.1.33.4 the purchase of all and any necessary equipment required by Bidco in order to operate the casino both on a temporary and a permanent basis;
2.1.33.5   the  operation  of  the  casino  and  the  hotel;
2.1.34 "PROJECT COSTS" means all and any costs incurred by Bidco in implementing the project including, without limitation, all costs incurred by Bidco in connection with the project prior to  the signature date, and an amount not exceeding  R2 500 000
           (two million five hundred thousand Rand) which will become payable by Bidco to Fortes in respect of the furbishment of the hotel, and including further all VAT that may become payable by Bidco in respect of the aforesaid  costs;
2.1.35 "THE PROJECT FORECAST" means the banking case model which has been agreed by the parties, which reflects the anticipated trading results of Bidco for the period from the commencement of operations until the final date, updated from time to time, as envisaged in
           10.4 below, in accordance with the model and in order to take account of Bidco's actual trading results;
2.1.36     "THE  PROPERTY"  means  the  properties  specified  in  SCHEDULE  2
2.1.37     "PSGIB"  means  PSG  Investment Bank Limited, a public company with a share capital duly incorporated in accordance with the company laws of the Republic of South Africa, with registration number 98/17396/06;
2.1.38     "THE  RESERVE  ACCOUNT"  means  the reserve account envisaged in 7.3 below;
2.1.39     "THE SHAREHOLDERS' LOANS" means the shareholders' loans of
           R30 000 000 (thirty million  Rand)  to  be  made  by  Century and Coil to Bidco on the terms and conditions and conditions set out in 5.2 below, those shareholders' loans to be subordinated, in the manner set out in the subordination agreement, to the claims of PSGIB against Bidco arising out of or in connection with this agreement;
2.1.40 "THE SIGNATURE DATE" means the date of signature of this agreement by the party signing last in time;
2.1.41 "THE SUBORDINATION AGREEMENT" means the subordination agreement, substantially in the form of SCHEDULE 3, to be concluded between Fortes, Century, Coil, PSGIB and Bidco on the signature  date;
2.1.42 "THE SUSPENSIVE CONDITIONS" means the suspensive conditions contained in 4.1 below;
2.1.43     "VAT"  means  value-added  Tax;
2.1.44 "THE WORKING CAPITAL FACILITY" means the working capital facility made available by PSGIB to Bidco in terms of the provisions of 7 below;
2.1.45     any  reference  to  the  singular  includes  the  plural  and  VICE
           VERSA;
2.1.46     any  reference  to  natural  persons includes legal persons and VICE
           VERSA;
2.1.47     any  reference  to  gender  includes  the  other  genders;
2.2 The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.
2.3 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.
2.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive clause in the body of the agreement, notwithstanding that it is only contained in the interpretation clause.
2.5 If any period is referred to in this agreement by way of reference to a number of days, the days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the day shall be the next succeeding business day.
2.6        This  agreement  shall  be  governed  by  and  construed and interpreted in accordance  with  the  law  of  the  Republic  of
           South  Africa.
3          INTRODUCTION
3.1        Bidco  has  applied  for  the  casino  licence.
3.2 If Bidco obtains the casino licence, it will undertake the project and will require funds to do so.
3.3 Bidco has commenced negotiations with the contractor with a view to concluding, with the contractor, a construction contract ("THE CONSTRUCTION CONTRACT") in terms of which the contractor will undertake to execute all construction work that will be required to be undertaken as a part of the project.
3.4        PSGIB  has  agreed  to  ~
3.4.1 make the principal loan to Bidco on the terms and conditions contained herein;
3.4.2 grant the working capital facility to Bidco on the terms and conditions contained herein.
3.4.3 The Board has required Bidco, in anticipation of the grant of the casino licence to Bidco, to procure that the Board guarantee is issued to the Board, and PSGIB has issued the Board guarantee to  the  Board.
4          SUSPENSIVE  CONDITIONS  AND  BOARD  GUARANTEE
4.1        This  agreement  is  subject  to  the  suspensive conditions that, within a period  of  2  (two)  months  after  the  signature  date~
4.1.1 the Board grants the casino licence to Bidco on the basis that Bidco will be the only person legally entitled to operate a casino in the Overberg region of the West Cape Province, and on such further terms and conditions as may be acceptable to PSGIB acting in its reasonable discretion;
4.1.2 Bidco concludes the construction contract with the contractor, that contract to contain at least the provisions set out in  10.5  below;
4.1.3      the  property  is  transferred  to  Bidco  in  the  office  of the relevant Registrar of Deeds, and the mortgage bond envisaged in 12.1.1 below is registered in favour of PSGIB over the property;
4.1.4 the general notarial bond envisaged in 12.1.2 below is registered, in the office of the relevant Registrar of Deeds, in favour of PSGIB.
4.2 The suspensive conditions have been inserted into this agreement for the benefit of both PSGIB and Bidco, and in the circumstances the parties may in writing agree to waive all or any of the suspensive conditions or to extend the period for fulfilment of all or any of those conditions.
4.3 If the suspensive conditions are not fulfilled or waived as envisaged in 4.2 above ~
4.3.1      this  agreement  shall,  subject  to  4.5  below,  be  of  no  force or effect;
4.3.2      Bidco  shall  pay  to  PSGIB  the  legal  costs  incurred  by
           PSGIB in the negotiation and preparation of this agreement, subject to a limit of R50 000,00 (fifty thousand Rand) excluding value-added tax;
4.3.3 thereafter, but subject to any contrary provisions of this agreement, neither one of the parties shall have any claim of any nature whatsoever against the other arising herefrom.
4.4        Each  one  of  the  parties  undertakes  to  do  all  such things as may be reasonably necessary in order to procure the fulfilment of the suspensive conditions.
4.5 Insofar as PSGIB has issued the Board guarantee to the Board, the parties agree that if the suspensive conditions are not fulfilled or waived ~
4.5.1 Bidco shall nevertheless, and despite the provisions of 4.3 above, remain obliged to register the mortgage bond envisaged in 12.1.1 below and the general notarial bond envisaged in 12.1.2 below in  favour  of  PSGIB;
4.5.2      if  PSGIB  becomes  obliged  to  make  payments of any amounts to the Board pursuant to the Board guarantee, Bidco shall, forthwith against demand by PSGIB, pay to PSGIB all and any amounts which PSGIB become legally obliged to pay to the Board arising out of or in connection with the Board guarantee;
4.5.3 if Bidco fails to make payment of any such an amount strictly on due date, that amount shall bear interest at a rate of interest from time to time equal to the prime rate;
4.5.4 the provisions of this paragraph 4.5 (and of paragraphs 12.1.1 and 12.1.2 below) shall continue to apply, despite the fact that the suspensive conditions have not been fulfilled or waived.
5          BIDCO'S  SHAREHOLDERS'  AGREEMENT
5.1        Bidco  shall  procure  that  Century  and  Coil  shall  ~
5.1.1 subscribe for ordinary shares in Bidco at a total subscription price of R20 000 000 (twenty million Rand), those subscriptions to be made as and when Bidco incurs  project  costs;
5.1.2      lend  to  Bidco an amount of R30 000 000 (thirty million Rand) on the terms and  conditions  set  out  in  5.2  below.
5.2        The  loans  envisaged  in  5.1.2  above  must  be  made on the basis that ~
5.2.1 those loans will not accrue interest at a rate of interest which, from time to time, exceeds the rate of interest payable by Bidco to PSGIB in respect of the principal loan;
5.2.2      the  claims  of  Century  and  Coil  against  Bidco  arising  out of or in connection with the shareholders' loans, shall be subordinated to the claims of PSGIB against Bidco arising out of or in connection with this agreement, that subordination to be effected in the manner set out in the subordination agreement.
5.3 Bidco shall not, until the final date, declare any dividends in respect of the ordinary shares envisaged in 5.1.1 above ~
5.3.1 other than out of cash available to it, excluding any cash which it is obliged to hold in the reserve account;
5.3.2 if, at the time of the declaration of those dividends, Bidco fails to comply with all or any of the minimum ratios or if as a result of the declaration and/or payment of those dividends Bidco will no longer comply with any of the minimum ratios.
6          THE  PRINCIPAL  LOAN
6.1 PSGIB hereby lends, on the terms and conditions set out in this agreement, an amount not exceeding R47 500 000,00 (forty seven million five hundred thousand  Rand)  ("THE  PRINCIPAL
           LOAN")  to  Bidco,  which Bidco shall apply ~
6.1.1 as to an amount of R40 000 000,00 (forty million Rand) in order to pay project costs;
6.1.2 as to an amount of R500 000,00 (five hundred thousand Rand), in respect of the raising fee envisaged in 6.11 below;
6.1.3 as to an amount of R7 000 000,00 (seven million Rand) in respect of interest which accrues, during the construction period, on amounts drawn-down by Bidco against the principal loan and capitalised in terms of the provisions of 6.12 below.
6.2        Bidco  shall  not,  except  if  expressly  otherwise  authorised in this agreement, use the principal loan for any purpose whatsoever other than the purposes set out in 6.1 above.
6.3 Bidco shall, once it has incurred project costs equal to the aggregate of the proceeds of the issue of the shares envisaged in 5.1.1 above and the shareholders' loans ("THE THRESHOLD COSTS") obtain a certificate from its auditors
           ("THE AUDITORS' DRAW-DOWN CERTIFICATE") in which the auditors certify that Bidco has incurred the threshold costs.
6.4        Once  Bidco  has incurred the  threshold costs, it shall deliver the auditors' draw-down certificate to PSGIB. Bidco shall, subject to 6.5 below, not be entitled to draw-down any amounts on  account  of  the  principal  loan
           unless and until it has delivered the auditors' draw-down certificate to PSGIB.
6.5        Bidco  shall  be  entitled  to draw, against the principal loan, the amount envisaged in 6.1.2 above, on the date on which the suspensive conditions have been fulfilled or waived, as the case  may  be.
6.6 Once Bidco has delivered the auditor's draw-down certificate to PSGIB, and provided that the suspensive conditions have been fulfilled or waived, Bidco shall be entitled to draw-down amounts against the principal loan as and when it incurs project costs over and above the threshold costs. Bidco shall comply with the following  procedure  in  making  any  such  draw-downs  ~
6.6.1 if the draw-down which Bidco wishes to make relates to any construction work undertaken by the contractor, Bidco shall obtain from the professional person approved as envisaged in
           9.5.3 below, a certificate in which that professional person confirms that the construction work to which the proposed draw-down  relates  has  been  completed;
6.6.2 if the proposed draw-down relates to any other project costs, Bidco shall obtain from its then auditors a certificate confirming that those project costs have been incurred;
6.6.3 Bidco shall deliver the aforesaid certificates to PSGIB no later than 2 (two) business days prior to the date on which it wishes to make the draw-down in question.
6.7 All draw-downs as envisaged in 6.6 above shall, subject to 6.8 and 6.9 below, be made by Bidco on the dates and in the amounts set out in SCHEDULE 4.
6.8 If, for any reason whatsoever, Bidco will not, on any date set out in SCHEDULE 4, be in a position to comply with the provisions of 6.6 above in regard to the draw-down scheduled for that date in terms of
           SCHEDULE 4, Bidco shall,  at least 2 (two) business days prior to the date in question, deliver to PSGIB written notice of its inability to make the draw-down in question. In that case, Bidco shall be entitled to make the draw-down in question at any date after the date set out in SCHEDULE 2, provided that it shall, at least 2 (two) business days prior to the date on which it makes that draw-down ~
6.8.1      deliver  the  certificates  envisages  in  6.6  above  to  PSGIB;
6.8.2 at the same time deliver to PSGIB written notice of its intention to make that draw-down.
6.9 If Bidco is in a position to comply with the provisions of 6.6 above in regard to any draw-down envisaged in Schedule 4 prior to the date for which that draw-down  is  scheduled  in  terms  of
           SCHEDULE 4, Bidco shall be entitled to draw-down the amount in question earlier provided that it shall, at least 2 (two) business days prior to the date on which it wishes to make that draw-down, deliver to PSGIB ~
6.9.1      the  certificates  envisaged  in  6.6  above;  and
6.9.2      written  notices  of  the  date  on which it wishes to make that draw-down.
6.10 PSGIB shall pay the amount of all draw-downs which Bidco becomes entitled to make in terms of this paragraph 6 into such a bank account as Bidco may from time to time in writing instruct.
6.11 Bidco shall pay to PSGIB, in respect of the principal loan, a raising fee equal to R500 000 (five hundred thousand Rand), excluding VAT. Payment of the aforesaid raising fee shall become due on the signature date, and shall be made by Bidco to PSGIB within 3 (three) business days after the signature date. If the suspensive conditions are not fulfilled (or waived), PSGIB shall remain entitled to receive or to retain that raising fee.
6.12 All amounts drawn-down by Bidco against the principal loan shall accrue interest at a rate equal to 2,75% (two comma seven five PER CENTUM) above the interest base rate, expressed as a nominal annual compounded 6 (six) monthly rate. All interest which accrues during the construction period in respect of amounts drawn-down by Bidco against the principal loan shall be capitalised.
6.13 Notwithstanding anything to the contrary contained herein, PSGIB shall not be obliged to advance to Bidco any further amounts on account of the principal loan ~
6.13.1 once all amounts previously drawn-down by Bidco against the principal loan, together with all capitalised interest on those amounts, reaches or exceeds R 47 500 000,00 (forty seven million five hundred thousand Rand); and/or
6.13.2 the construction period has expired (so that, if on termination of the construction period Bidco has not drawn-down the full amount of the principal loan, PSGIB shall no longer be obliged to lend and advance the full amount of the principal loan to Bidco but shall be obliged, instead, only to lend and advance to Bidco, on account of the principal loan, the amount which, on expiry of the construction period, has been drawn-down by Bidco together with capitalised  interest  on  those  draw-downs).
7          THE  WORKING  CAPITAL  FACILITY  AND  THE  RESERVE  ACCOUNT
7.1 PSGIB hereby makes a working capital facility available to Bidco on the terms and conditions set out in this agreement. The amount of the working capital facility shall be the lesser of ~

7.1.1      R10  000  000,00  (ten  million  Rand);  or
7.1.2 the difference between the amount of R13 500 000,00 (thirteen million five hundred thousand Rand) and the retained income of Bidco as reflected in its audited  financial  statement  for its  first  financial  year  which commences immediately  after the  commencement  of  operations.
7.2 Subject to 7.4 below Bidco shall, out of the cash available to it from time to time, and with effect from the date 1 (one) year after the commencement of operations, maintain the following 2
           (two)  reserves  ~
7.2.1 a debt service reserve which shall, at all relevant times, be equal to at least the total of the next 1 (one) repayment to be made by it in respect of the principal loan and the next 1 (one) repayment to be made by it in respect of the working capital facility;
7.2.2 an interest reserve which shall, at all relevant times, be equal to at least the aggregate amount of the interest that will accrue in respect of the principal loan for the next 6 (six) months and the interest that will accrue in respect of any amounts drawn-down by it against the working capital facility for the next 6 (six) months.
7.3 Subject to 7.4 below, Bidco shall cause the amount of the debt service reserve and the interest reserve which it will be obliged to maintain in terms of 7.2 above, to be deposited in an account maintained by it with a bank, registered as such in terms of the Banks Act. The aforesaid account is referred to herein as the "RESERVE ACCOUNT" and Bidco shall, forthwith after it becomes obliged to establish the reserve account and to deposit funds into it, request PSGIB to advise it whether PSGIB wishes the reserve account to be maintained with PSGIB. PSGIB shall, within 2 (two) business days after receipt of Bidco's aforesaid request, in writing advise Bidco whether it wishes the reserve account to be opened with PSGIB or not. If ~

7.3.1 PSGIB advises Bidco that it requires Bidco to open the reserve account with PSGIB, interest shall accrue, in respect of amounts held from time to time in the reserve account, at a rate of interest equal at least to the most favourable rate of interest paid by PSGIB to any of its other customers in respect of a 6 (six) months call deposit;
7.3.2 PSGIB advises Bidco in writing that it does not require Bidco to open the reserve account with it, Bidco shall, within 2 (two) business days after receiving PSGIB's aforesaid written advice, open the reserve account with a bank which has a credit rating of A
           (or an equivalent rating) or better, and shall, forthwith after it has opened that account, deposit into that account the amounts which it is required to deposit.
7.4 Bidco shall be entitled to elect not to maintain the reserve account but instead to furnish to PSGIB an unconditional guarantee ~
7.4.1 by a bank with a credit rating of A (or an equivalent rating or better);
7.4.2 for an amount equal from time to time to the reserves which Bidco is obliged to maintain in terms of 7.2 above;
7.4.3 in such a form as PSGIB may in its reasonable discretion determine.
           Bidco shall be entitled to exercise the election conferred on it in terms of this paragraph 7.4 at any time whilst, in terms of
           7.2 and 7.3 above it is obliged to maintain the reserve account. Bidco shall not, however, be entitled either to refuse to establish the reserve account or to withdraw any amounts deposited by it into the reserve account unless and until it has caused the guarantee envisaged in this paragraph 7.4 to be delivered to PSGIB.

7.5 Bidco shall not be entitled to draw-down any amounts against the working capital facility unless and until ~
7.5.1 it has drawn-down the principal loan in full or, as envisaged in 6.13.2 above, it has become disentitled to draw-down the full amount of the principal loan; and
7.5.2 it has utilised all its retained earnings, as reflected in its audited financial statements for its first financial year after the commencement of operations, with the exception of any amounts that it may require in order to deposit into the reserve account, in order to meet its working capital requirements.
7.6 In order to ensure compliance with the provisions of 7.5.2 above, Bidco shall, before it draws-down any amount on account of the working capital facility, obtain from its auditors a certificate ("THE FACILITY DRAW-DOWN CERTIFICATE") in which the auditors certify that Bidco has applied all its available retained income towards its working capital requirements.
7.7 As and when Bidco wishes to draw-down any amounts against the working capital facility, it shall deliver a written notice to PSGIB ("A FACILITY DRAW-DOWN NOTICE") that notice to ~
7.7.1 set out the amount of the draw-down which Bidco wishes to make against the working capital facility;
7.7.2 specify a draw-down date which shall not be less than 5 (five) business days after receipt by PSGIB of the facility draw-down notice in question);
7.7.3 be accompanied by the relevant facility draw-down certificate. Bidco shall not be entitled to make draw-downs against the working capital facility more frequently than once in every calendar month.

7.8 PSGIB shall advance the amount specified in any facility draw-down notice, provided that the facility draw-down notice complies with the requirements of 7.7 above, on the draw-down date stipulated in the facility draw-down notice. All advances made by PSGIB to Bidco in respect of the working capital facility shall be paid by PSGIB into such a bank account as Bidco may from time to time in writing specify.
7.9 All amounts drawn-down by Bidco against the working capital facility shall accrue interest from time to time at a rate equal to 3,75% (three comma seven five PER CENTUM) above the interest base rate, expressed as a nominal annual compounded six-monthly rate. All interest which accrues on the working capital facility prior to the date on which Bidco has drawn-down the working capital facility in full shall be capitalised.
7.10 Notwithstanding anything to the contrary contained in this agreement, PSGIB shall not be obliged to advance any further amounts on account of the working capital facility to Bidco once all amounts previously advanced by it to Bidco in respect of the working capital facility, excluding any capitalised interest in respect of those amounts, reach or exceed the maximum amount of the working capital facility, determined in accordance with 7.1 above.
7.11 If Bidco has, by the expiry of a period of 24 (twenty-four) months after the commencement of operations, not made any draw-downs against the working capital facility ~
7.11.1 the working capital facility shall, with effect from the first day of the 25th (twenty fifth) month after the commencement of operations, IPSO FACTO terminate, and Bidco shall not, thereafter, be entitled to draw-down any amounts against the working capital facility;
7.11.2 no such a deemed cancellation of the working capital facility shall, in any manner whatsoever, entitle Bidco to receive repayment of any commitment fee, as envisaged in 7.11 below, which it has paid to PSGIB in respect of the working capital facility.
7.12 Bidco shall, with effect from the date on which the suspensive conditions have been fulfilled or waived (as the case may be) and monthly in advance, pay a monthly commitment fee to PSGIB in respect of the undrawn portion of the working capital facility. That commitment fee shall ~
7.12.1 for so long as any portion of the working capital facility remains undrawn, be calculated on the 1st (first) day of each and every calendar month;
7.12.2 be calculated, until it is possible to calculate the maximum amount of the working capital facility in terms of the provisions of 7.1 above, on the amount of R10 000 000,00 (ten million Rand);
7.12.3 be equal to 40 (forty) basis points (nominal annual compounded annually) on the amount of the undrawn facility on the date on which the calculation is made or, in the circumstances described in 7.12.2 above, on the amount R10 000 000,00 (ten million Rand);
7.12.4     exclude  VAT.
           If the commitment fee envisaged in this paragraph becomes payable for a portion of a month only, the amount payable in respect of that month shall be pro-rated.
7.13 Bidco's obligation to pay the commitment fee envisaged in 7.11 above shall terminate ~
7.13.1.1 with effect from the final facility date as defined in 8.1.2 below; or

7.13.1.2 with effect from the date on which the working capital facility terminates by virtue of the provisions of 7.11.1 above.
8          REPAYMENT  OF  CAPITAL  AND  INTEREST
8.1        For  the  purposes  of  this  paragraph  ~
8.1.1 the "FINAL PRINCIPAL DATE" means the date on which all amounts drawn-down by Bidco against the principal loan together with all capitalised interest on those amounts reaches R47 500 000,00
           (forty seven million five hundred thousand Rand) or the date 18 (eighteen) months after the effective date, whichever is the earlier;
8.1.2 the "FINAL FACILITY DATE" means the date on which Bidco has drawn-down the working capital facility in full, or the last day of Bidco's second financial year after the commencement of operations, whichever is the earlier;
8.1.3 "THE PRINCIPAL OUTSTANDING" means the aggregate of all amounts drawn-down, as at the final principal date, by Bidco on account of the principal loan, together with all capitalised interest, as at the final principal date, on those amounts;
8.1.4 "THE FACILITY OUTSTANDING" means the aggregate of all amounts drawn-down by Bidco, as at the final facility date, against the working capital facility together with all capitalised interest on the amount of those draw-downs as at the final facility date.
8.2        Bidco  shall  repay  ~
8.2.1 the principal outstanding to PSGIB in 10 (ten) equal semi-annual payments, the first such payment to be made on the last day of the 6th (sixth) month following upon the final principal date, and subsequent payments to be made on the last day of each and every 6th (sixth) month thereafter;
8.2.2 the facility outstanding to PSGIB in 10 (ten) equal semi-annual instalments, the first payment to be made on the last day of the 6th (sixth) month after the final facility date and the subsequent payments to be made on the last day of each and every  6th  (sixth)  month  thereafter.
8.3        Bidco  shall  pay  to  PSGIB  ~
8.3.1 on the last day of every 6th (sixth) month after the final principal date, all interest which has accrued on the balance of the principal outstanding during the immediately preceding 6 (six) months;
8.3.2      on  the  last  day of each 6th (sixth) month after the final facility date, the interest which has accrued on the facility outstanding during the immediately preceding 6 (six) months.
9          INCREASED  COSTS
9.1        If  any  of  the  following  occurs  ~
9.1.1 the adoption, change, amendment, variation, replacement or change in interpretation of any Law, with which PSGIB is required to comply, or any change in any circumstances occurs or any duty is imposed at any time after the signature date; and/or
9.1.2 any directive, announcement, requirement, request or guidance (whether or not having the force of law) of any central bank or any other fiscal, monetary, regulatory or other authority;
9.1.3 and/or any change in banking practice as it affects or is applied generally by any financial institution in the Republic of South Africa; and/or

9.1.4 a requirement or a request by any statutory or monetary authority to pay taxes, levies or other amounts whatsoever or to maintain special deposits or reserve assets, in addition to those currently paid or maintained or reserved by PSGIB; and/or
9.1.5 any compliance by PSGIB with any capital adequacy or similar requirements howsoever arising;
           which imposes, modifies or deems applicable any capital or reserve requirements or similar requirements in respect of the principal loan and/or working capital facility, or imposes on PSGIB any other requirements or conditions affecting its obligations to make or maintain the principal loan and/or working capital facility, with the result that the cost to PSGIB of making or maintaining the principal loan and/or the working capital facility is increased, Bidco shall, within 10 (ten) business days after receipt of a written demand from PSGIB , pay to  PSGIB  an  additional  amount as is sufficient to compensate PSGIB for such increased  cost.
9.2        PSGIB  shall  ~
9.2.1 notify Bidco immediately when it becomes aware of any event which will or may entitle it to make a demand in terms of 9.1 above; and
9.2.2 at the same time provide Bidco with copies of all documents evidencing such increased cost, as PSGIB may have in its possession and as Bidco may reasonably require.
10         POSITIVE  UNDERTAKINGS
10.1       Bidco  shall  ~
10.1.1 maintain a debt equity ratio of 44:56 with effect from the last day of the 12th (twelfth) month after the commencement of operations and shall maintain a debt equity ratio of 40:60 with effect from  the  last
           day of the 24th (twenty-fourth) month after the commencement of operations;
10.1.2     maintain,  for  each  of  its  financial  years
           commencing with the first financial year which follows immediately upon the expiry of a period of 12 (twelve) months after the commencement of operations, an interest cover ratio of at least 2 (two);
10.1.3 maintain, in respect of each of its financial years, commencing with the 1st (first) financial year following upon the expiry of 12 (twelve) months after the commencement of operations, a debt service cover ratio of at least 1,3 (one comma three) in respect of the principal loan and a debt service cover ratio of at least 1,7 (one comma seven) in respect of the working capital facility;
10.1.4 maintain, in respect of each of its financial years, commencing with the first financial year following upon the commencement of operations, a loan life cover ratio of 1,5 (one comma five) in respect of the principal loan and a loan life cover ratio of
           2,5  (two  comma five) in respect of the working capital facility;
10.1.5 supply PSGIB with copies of its monthly management accounts within 30 (thirty) days after month-end during the period which expires at the end of Bidco's first financial year after the commencement of operations, and thereafter quarterly within 45 (forty five) days after the expiry of each and every quarter
           (and quarters shall be reckoned with effect from the first day of the  first  month  of  any  of  Bidco's  financial  years);
10.1.6 supply PSGIB with a copy of its audited financial statements within 120 (one hundred and twenty) days of each financial year end;
10.1.7 invite at least 1 (one) representative of PSGIB to attend all board meetings of Bidco and provide such invitee with all documentation that shall form the subject matter of or be discussed at the board meetings;
10.1.8 acquire and maintain all licences required for its business and shall apply generally accepted practice and obey all regulations, safety standards and applicable laws in the conduct of its business including, without limitation, all obligations imposed on it in terms of either the Act or the casino licence;
           at all times ensure that it employs all such staff as may be reasonably required by it in order to operate its business, all such staff to be suitably qualified;
10.1.10 ensure that all construction work required to be undertaken as a part of the project (as defined in the construction contract) is completed no later than 18 (eighteen) months after the effective date;
10.1.11    effect and maintain the insurance cover envisaged in 10.2 below with effect from  -
10.1.11.1 a period of three months after the signature date, in the case of the insurance envisaged in 10.2.1 below;
10.1.11.2 the commencement of operations, in respect of all other insurances envisaged in 10.2 below;
10.1.12 subject to 7.4 above, maintain the reserve account in the manner set out in 7.2 read with 7.2.2 above;
10.1.13 ensure that, until the final date, it complies with all its obligations in terms of the Casino management agreement and with all its obligations in terms of the hotel management agreement (both agreements as amended in terms of the subordination agreement);
10.1.14    comply  with  all  its  obligations  in  terms  of  the  construction contract.
           Any failure by Bidco to comply with any of its obligations in terms of this paragraph 10.1 or in terms of 10.2 and/or 10.
           3 below, shall constitute a material  breach  of  this  agreement.
10.2 Bidco shall, until the final date insure itself against all such risks as a prudent man of business would insure himself against, including, without limitation ~
10.2.1 property all-risks cover, the amount of that cover to be equal to the replacement value of all its property whether movable or immovable;
10.2.2 business interruption, the amount covered to be equal to at least 3 (three) months' of net monthly profits after interest and tax as forecast in the most recently updated project forecast;
10.2.3     third-party  liability, the amount of that cover to be at least
           R10 000 000 (ten  million  Rand);
10.2.4 employee fidelity cover, the amount of that cover to be at least R500 000 (five hundred thousand Rand) per event;
10.2.5 insurance on the lives of its key management staff, each such a policy to be equal to at least twice the annual earnings of the employee in question.
10.3 Bidco shall, against demand from PSGIB, deliver to PSGIB documentary proof of the fact that the insurances envisaged in 10.2 above has been obtained and that those insurances have been maintained including, without limitation, that all insurance premiums due in  terms  of  those  insurances  have been paid.
10.4 The parties shall annually, no later than 22 (twenty two) business days after the date on which Bidco's audited financial statements for any particular financial year becomes available, update the project forecast in accordance with the model in order to take account of the actual trading results of Bidco during the financial year in question as reflected in the aforesaid audited financial statements.
10.5 The construction contract shall, save if PSGIB in writing otherwise agrees, contain at least the following terms and conditions ~
10.5.1 in return for undertaking the construction work concerned, the contractor must be entitled to be paid a fixed sum of money ("THE CONTRACT PRICE");
10.5.2 the contractor must be obliged to provide to Bidco a design, operability and performance guarantee acceptable to PSGIB and equal to at least 10% (ten PER CENTUM) of the contract price;
10.5.3 a suitably qualified professional person approved by PSGIB acting in its reasonable discretion, must be appointed in order to certify the progress made by the contractor from time to time in attending to the required construction work, any such a certificate to reflect the value of the work done;
10.5.4 the contract price must be payable to the contractor as and when the certificates envisaged in 10.5.3 above are issued, provided that, out of the amount of any such a certificate and except if the contractor has delivered the retention bond envisaged in 10.5.6 below, Bidco must be entitled to retain an amount of 10% (ten PER CENTUM);
10.5.5 it must provide for a period, not to be shorter than 3 (three) months after the date upon which the construction work to be undertaken by the contractor becomes practically complete, during which the contractor will be liable to remedy defects that manifest themselves in those works;
10.5.6 Bidco must be obliged to pay the amounts retained by it on account of the contract price, on expiry of the period envisaged in 10.5.5 above, provided that if the contractor fails to attend to any required repairs, Bidco must be entitled to effect those repairs and to deduct the reasonable costs of doing so from any of the aforesaid retained amounts;
10.5.7 the contractor must be entitled, if it so chooses, to furnish a retention bond to Bidco in respect of the retentions envisaged in
           10.5.4 above, and if the contractor furnishes such a retention bond, Bidco must no longer be entitled to retain the amounts envisaged in 10.5.4 above.
11         NEGATIVE  UNDERTAKINGS
           Bidco  shall,  until  the  final  date  ~
11.1 not incur, in any one of its financial years, any debts which, inclusive of interest which will accrue on those deeds, exceed R1 000 000,00 (one million Rand)  in  the  aggregate;
11.2       not  encumber any of its assets without the prior written consent of
           PSGIB;
11.3 not dispose of any of its assets, otherwise than in the ordinary course of business, without the prior written consent of PSGIB;
11.4 procure that each one of Century and Coil maintains its shareholding in Bidco at a number of shares equal to at least 35% (thirty five PER CENTUM) of all the issued shares of Bidco of any class whatsoever;
11.5 ensure that, if either Century or Coil sells any of its shares in Bidco, PSGIB is advised forthwith;
11.6       procure  that there is no change in control of either Century or
           Coil ("THE COMPANY"),  and  for  this  purpose  control  shall mean  ~
11.6.1 the beneficial ownership of the majority of the issued equity shares of the company; or
11.6.2 the beneficial ownership of issued shares of the company entitling the beneficial owner thereof to exercise less than a majority of votes attaching to all the issued shares of the company, where such voting power is sufficiently dominant relative to the spread of other shareholdings that it constitutes DE FACTO control of the company; or
11.6.3 the right, through shareholding or otherwise, to control the composition of the board of directors of the company and, without prejudice to the generality of the aforegoing, the composition of such board shall be deemed to be so controlled if the person or company holding the right may by the exercise of some power, directly or indirectly, appoint or remove the majority of the directors; or
11.6.4     the  right  to  control  the  management  of  the  company;
11.7 ensure that, if there is a change of control of either Century or Coil as contemplated in 11.6 above, PSGIB is advised forthwith;
11.8       not  breach  any  of  the  provisions  of  the  subordination agreement;
11.9       not  declare  any dividend in contravention of the provisions of 5.3 above.
11.10 ensure that it will not, in respect of its use of the property, incur any environmental liability. Bidco hereby indemnifies PSGIB and holds PSGIB harmless against all and any claims of any nature whatsoever that  may be made against it by any third party whatsoever arising in any manner whatsoever out of or in connection with the use of the property by Bidco.
           Any  failure  by  Bidco  to  comply with any of its obligations in terms of this paragraph 11 shall constitute a material breach of this agreement.
12         SECURITY
12.1 As security for the proper and timeous performance by Bidco of all its obligations to PSGIB in terms of the provisions of this agreement (including, without limitation, the obligation envisaged in 4.5 above, Bidco ~
12.1.1 shall forthwith after the signature date at its cost register a first mortgage bond over the property in favour of PSGIB in such form and subject to such terms and conditions as PSGIB may reasonably require, that mortgage bond to provide security for an amount of at least R65 000 000 (sixty five million Rand);
12.1.2 shall forthwith after the signature date at its cost register a general notarial bond over all its movable assets, that bond to be collateral to the mortgage bond envisaged in 12.1.1 above, and that bond to be registered in such a form as PSGIB may reasonably require;
12.1.3 shall, if PSGIB so requires, at its cost register a special notarial bond over such of Bidco's movable assets as PSGIB may require, that bond to be registered in such a form as PSGIB may reasonably require;
12.1.4 hereby cedes to PSGIB all its right, title and interest in and to all and any claims which it may have against all and any of its debtors from time to time, whether those claims are now in existence or whether they come into existence in future;

12.1.5 hereby cedes to PSGIB all its right, title and interest in and to the contractor's guarantee;
12.1.6 hereby cedes to PSGIB all its right, title and interest in and to all insurance policies referred to in 10.2 above;
12.1.7 hereby cedes to PSGIB all its right, title and interest in and to the reserve account.
12.2 The mortgage bond envisaged in 12.1.1 above and the notarial bonds envisaged in 12.1.2 above, shall be registered by Attorneys Hofmeyr, Herbstein & Gihwala. Bidco shall give to those attorneys all such reasonable assistance as they may require in order to procure registration of the aforesaid mortgage bond and notarial bonds.
12.3 Bidco shall, as soon as it receives the contractor's guarantee, any insurance policy envisaged in 10.2 above or any documents evidencing the reserve account, deliver the document in  question  to  PSGIB.
13         DEFAULT
13.1       An  event  of  default  shall  occur  if  ~
13.1.1 Bidco fails to make any payment due and payable in terms of this agreement on due date and fails to remedy such failure within 7 (seven) days after the receipt by Bidco of written notice from PSGIB demanding that Bidco make the payment; or
13.1.2 Bidco fails to maintain the debt equity ratios stipulated in 10.1 above, and fails to remedy that breach within a period of 90 (ninety) days after receipt by it of written notice from PSGIB requiring it to remedy that breach; or
13.1.3 the construction contract is cancelled for any reason prior to the date upon which the construction work included in the project has become practically complete, the casino management agreement is terminated for any reason whatsoever prior to the final date or the hotel management agreement is terminated for any reason whatsoever prior to the final date; or
13.1.4 Bidco commits any material breach of any of its obligations in terms of this agreement (with the exception of the breach envisaged in 13.1.2 above) and, if that breach is capable of being remedied, fails to remedy it within 30 (thirty) days of receipt of written notice by it from PSGIB requiring it to remedy that breach; or
13.1.5 Bidco commits any material breach of any of its obligations in terms of this agreement, if that breach is not capable of being remedied; or
13.1.6 Bidco commits an act which is or would be an act of insolvency within the meaning of Section 8 of the Insolvency Act, 1936 and fails to remedy the default within 7 (seven) days of the receipt by Bidco of written notice requiring such default to be remedied; or
13.1.7 final judgement is entered against Bidco which is not paid within 7 (seven) days after the date thereof, and which may, in the exclusive opinion of PSGIB, adversely effect the ability of Bidco to meet any of its obligations in terms of this agreement, and no steps are taken within that period to appeal against or set aside that judgement (provided that it shall be deemed that an appeal or application, once noted or filed, shall have been abandoned by Bidco if that appeal or application is not actively prosecuted in accordance with, and within the time period of, the court rules governing the appeal or application, as the case may be); or
13.1.8 Bidco compromises or attempts to compromise generally with its creditors; or

13.1.9     Bidco  is  provisionally  or  finally  wound-up;  or
13.1.10 Bidco utilises the principal loan or the working capital loan for purposes other than that set out in this agreement; or
13.1.11 Bidco loses the casino licence, or the casino licence is suspended or not renewed for any reason whatsoever; or
13.1.12 the board amends the casino licence so that Bidco will no longer be the only person lawfully entitled to operate a casino in the Overberg region; or the construction work included in the project is not practically completed (in the sense in which the expression "PRACTICALLY COMPLETED" is normally understood in the construction industry) prior to the expiry of a period of 18 (eighteen) months after the effective date;
13.1.14 Bidco fails to maintain the insurances referred to in 10.1.11 read with 10.2 above until the final date.
13.2 Upon the occurrence of an event of default, PSGIB shall, subject to 13.3, be entitled to declare the whole of the principal loan amount and the working capital amount and all interest accrued thereon to be immediately due and payable.
13.3 If Bidco fails to make any payment in terms of this agreement on the due date, then whether or not PSGIB has exercised its rights to accelerate repayment in terms of 13.2, the amount outstanding shall bear interest at 2% (two PER CENTUM) above the prime rate.

14         INSTRUMENTS
14.1 PSGIB shall, at any time whilst any amounts remain owing to it by Bidco in terms of this agreement, be entitled to require Bidco to issue promissory notes to it in respect of the amounts thus owing.
14.2       If  PSGIB  exercises  the  right  conferred  on it in terms of 14.1 above ~
14.2.1 Bidco shall, no later than 5 (five) business days after receipt of written notice from PSGIB, issue the promissory notes in question to PSGIB;
14.2.2 Bidco shall pay all and any stamp duty that may become payable in respect of the issue of those promissory notes.
15         RENUNCIATION  OF  BENEFITS
           Bidco expressly waives and renounces the legal benefits and exceptions NON NUMERATAE PECUNIAE, NON CAUSA DEBITI, revision of accounts and ERRORI CALCULI, and it declares itself to be fully acquainted with the meaning and affect of these exceptions and renunciation thereof.
16         CESSION  AND  DELEGATION
16.1 PSGIB shall not be entitled to delegate any of its obligations in terms of this agreement without first obtaining Bidco's prior written consent, which consent shall not be withheld unreasonably, it being recorded that the withholding of such consent shall not be unreasonable if the proposed delegee has a worse credit rating than PSGIB.
16.2 PSGIB shall not cede its rights in terms of this agreement to any third person whatsoever without first obtaining the consent of
           Bidco, which consent shall not be unreasonably withheld. Any person to whom PSGIB cedes, with the consent of Bidco, its rights in terms of this agreement shall,  however,  be  entitled  itself  to  cede those rights to any third party without  first  obtaining  Bidco's  consent.
17         ARBITRATION
17.1 Any dispute arising from or in connection with this agreement shall be finally resolved in accordance with the rules of the Arbitration Foundation of Southern Africa by an arbitrator or arbitrators appointed by the Foundation.
17.2       The  provisions  of  this  clause  ~
17.2.1 constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;
17.2.2 are severable from the rest of this agreement and shall remain in effect despite termination of or invalidity for any reason of  this  agreement.
18         NOTICES  AND  DOMICILIA
18.1 The parties choose as their DOMICILIA CITANDI ET EXECUTANDI their respective addresses set out in this clause for all purposes arising out of or in connection with this agreement at which addresses all processes and notices arising out of or in connection with this agreement, its breach or termination may validly be served upon or delivered to the parties.
18.2 For purposes of this agreement the parties' respective addresses shall be ~
18.2.1 PSGIB at 3rd Floor , 160 Jan Smuts Avenue, Rosebank, marked "FOR THE ATTENTION OF NAOMI BOOYSEN";
           facsimile  number  (011)  788-4361;
           Bidco at 1 Nerina Street, Caledon 7230, marked "FOR THE ATTENTION OF THE MANAGING DIRECTOR";
           facsimile  number  (028)  214  1270,
           or at such other address of which the party concerned may notify the other/s in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or POSTE RESTANTE.
18.3 Any notice given in terms of this agreement shall be in writing and shall ~
18.3.1 if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;
18.3.2 if posted by prepaid registered post be deemed to have been received by the addressee on the 8th (eighth) day following the date of such posting;
18.3.3 if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of despatch, unless the contrary is proved.
18.4 Notwithstanding anything to the contrary contained or implied in this agreement, a written notice or communication actually received by one of the parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.
19         WHOLE  AGREEMENT
           This agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

VARIATION
           No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right arising from this agreement or its breach or  termination  shall  be  of any force or effect unless reduced to writing and signed by all the parties or their duly authorised representatives.
21         RELAXATION
           No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.
22         COSTS
22.1 PSGIB shall pay the costs of and incidental to the preparation of this agreement;
22.2 Bidco shall pay the amount of all charges and expenses of whatever nature, including, without derogating from the generality of the aforegoing, attorney and own client legal cost and collection commission incurred by PSGIB in securing or endeavouring to secure fulfilment, of any obligations in terms of this agreement.

SIGNED at Capetown                   on April 13, 2000
AS  WITNESS:
------------
/s/ James Forbes                          For:   PSG  INVESTMENT  BANK  LIMITED

/s/ James Forbes                                 /s/ Gernot Gunther

(Name  of  witness  in  print)                   Duly  Authorised



SIGNED at Capetown                   on April 13, 2000
AS  WITNESS:
------------

/s/ Gernot Gunther                        For:   CALEDON  CASINO  BID  COMPANY
                                                 (PROPRIETARY)  LIMITED

/s/ Gernot Gunther                               /s/ James Forbes

(Name  of  witness  in  print)                   Duly  Authorise

                                   SCHEDULE 2
                                   PROPERTIES

1.       Remaining  extent  of  the  farm  Oatlands  No.  408
         Registration  Division  Caledon  Road
         Measuring  22,6821  hectares

2.       Portion  1  of  the  Farm  Oatlands  No.  408
         Registration  Division  Caledon  Road
         Measuring  3,6015  hectares

3.       Portion  3  of  the  Farm  Caledon  Baths  No.  560
         Registration  Division  Caledon  Road
         Measuring  2,6732  hectares

4.       Remaining  extent  of  the  Farm  812
         Registration  Division  Caledon  Road
         Measuring  71,6142  hectares

5.       Erf  2842  Caledon  Township
         Registration  Division  Caledon  Road
         Measuring  11,5067  hectares

6.       Erf  2843  Caledon
         Registration  Division  Caledon  Road
         Measuring  65,7272  hectares

7.       Erf  2844  Caledon
         Registration  Division  Caledon  Road
         Measuring  29,8924  hectares

8.       Portion  1  of  the  Farm  812,
         in  the  municipality  of  Caledon
         measuring  20,9124  hectares.